SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 20, 2002
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                          Dynamics Research Corporation
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             (Exact name of Registrant as specified in its charter)


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         Massachusetts                  1-7348                 042-2211809
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(State or other jurisdiction          (Commission            (I.R.S. Employer
        of incorporation)             File Number)          Identification No.)



         60 Frontage Road, Andover, Massachusetts              01810
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (978) 475-9090
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          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets

         On December 20, 2002, Dynamics Research Corporation ("DRC") purchased all of the outstanding shares of capital stock of Andrulis Corporation, a Delaware corporation ("Andrulis"). The acquisition was effected pursuant to the terms of a Stock Purchase Agreement dated as of December 12, 2002 among DRC, Andrulis and the individual shareholders of Andrulis listed therein. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1. The purchase price paid consisted of approximately $13,417,840 in cash, subject to post-closing adjustments, and an aggregate amount of approximately $12,405,660 in the form of three separate promissory notes payable, each of which are due January 2, 2003 and bear interest at the rate of four percent (4%) per annum. Copies of the promissory notes are attached hereto as Exhibits 10.2, 10.3 and
10.4. The purchase price for the acquisition was determined as a result of arms' length negotiations by the parties. In addition to the issuance of the promissory notes, DRC used existing capital resources and internally generated funds for payment of the purchase price, as well as funds from the company's existing $50 million revolving credit facility with Brown Brothers Harriman & Co. Prior to consummation of the acquisition, the company's credit facility with Brown Brothers was amended. A copy of the amendment to the credit facility is attached hereto as Exhibit 10.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements of Business Acquired

                Financial statements of Andrulis Corporation will be filed by amendment not later than March 5, 2003.

       (b)  Pro forma Financial Information

                Unaudited pro forma financial information of DRC relating to the Andrulis acquisition will be filed by amendment not later than March 5, 2003.

       (c)  Exhibits

           Exhibit 2.1 Stock Purchase Agreement dated as of December 12, 2002 among Dynamics Research Corporation, Andrulis Corporation and the shareholders of Andrulis Corporation listed therein.

           Exhibit 10.1 Amendment to the Amended and Restated Loan Agreement dated as of December 16, 2002 by and between Dynamics Research Corporation and its subsidiaries and Brown Brothers Harriman & Co., BankNorth, N.A., and Key Corporate Capital Inc.

           Exhibit10.2      Promissory Note payable to Andrulis Mid-Atlantic P-1
                            Holdings Limited Partnership due January 2, 2003.

           Exhibit 10.3     Promissory Note payable to Dr. Marilyn W. Andrulis
                             due January 2, 2003.

           Exhibit 10.4 Promissory Note payable to Dr. Peter J. Andrulis, Jr. due January 2, 2003.


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*    Exhibits and schedules to the agreement are listed on page iv thereto and have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplementally a copy of the exhibits and schedules to the Securities and Exchange Commission upon request.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 6, 2003              Dynamics Research Corporation

                                    By:/s/David Keleher
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                                       Name:   David Keleher
                                       Title:  Vice President and Chief
                                               Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number           Exhibit Name                                    Location

2.1              Stock Purchase Agreement dated as of            Filed herewith
                 December 12, 2002 among Dynamics Research
                 Corporation, Andrulis Corporation and the shareholders of Andrulis Corporation listed therein.

10.1             Amendment to the Amended and Restated Loan      Filed herewith
                 Agreement dated as of December 16, 2002 by and between Dynamics Research Corporation and its subsidiaries and Brown Brothers
                 Harriman & Co., BankNorth, N.A., and
                 Key Corporate Capital Inc.

10.2             Promissory Note payable to Andrulis             Filed herewith
                 Mid-Atlantic P-1 Holdings Limited
                 Partnership due January 2, 2003.

10.3             Promissory Note payable to Dr. Marilyn          Filed herewith
                 W. Andrulis due January 2, 2003.

10.4             Promissory Note payable to Dr. Peter J.         Filed herewith
                 Andrulis, Jr. due January 2, 2003.